UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549

                        _____________

                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


Date of earliest event
  reported: August 2, 2006


                         AMR CORPORATION
   (Exact name of registrant as specified in its charter)


          Delaware              1-8400                 75-1825172
 (State of Incorporation) (Commission File Number)  (IRS Employer
                                                   Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)



   (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 8.01  Other Events

AMR Corporation is filing herewith a press release issued on August 2, 2006 by American Airlines, Inc. as Exhibit 99.1, which is included herein. This press release was issued to report July traffic for American Airlines, Inc.







                          SIGNATURE



     Pursuant  to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D.MarLett
                                        Charles D. MarLett
                                        Assistant Corporate Secretary



Dated:  August 3, 2006




                        EXHIBIT INDEX


Exhibit        Description

99.1           Press Release





                                        Exhibit 99.1

                              CONTACT:  Tim Wagner
                                        Corporate Communications
                                        Fort Worth, Texas
                                        817-967-1577
                                        corp.comm@aa.com


FOR RELEASE: Wednesday, Aug. 2, 2006



           AMERICAN AIRLINES REPORTS JULY TRAFFIC

     FORT WORTH, Texas - American Airlines, the world's largest airline, reported a July load factor of 87.0 percent
- an increase of 1.9 points compared to the same period last year. Traffic decreased 2.3 percent year over year as capacity decreased 4.5 percent.
     Domestic traffic decreased 4.9 percent year over year on
7.6 percent less capacity. International traffic increased by
2.7 percent relative to last year on a capacity increase of
1.3 percent.
     American boarded 9.2 million passengers in July.

About American Airlines
American Airlines is the world's largest airline. American, American Eagle and the AmericanConnection airlines serve 250 cities in over 40 countries with more than 3,900 daily flights. The combined network fleet numbers more than 1,000 aircraft. American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers. American Airlines is a founding member of the oneworld Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own. Together, its members serve more than 600 destinations in over 135 countries and territories. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AmericanAirlines, American Eagle, the AmericanConnection airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

     Detailed traffic and capacity data are on the following page.

            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES

                                     JULY
                              2006         2005         CHANGE
REVENUE PASSENGER MILES (000)
 SYSTEM                    13,304,902     13,619,719     (2.3) %
         D.O.T. DOMESTIC    8,495,995      8,937,156     (4.9)
         INTERNATIONAL      4,808,907      4,682,563      2.7
         ATLANTIC           2,045,199      1,992,185      2.7
         LATIN AMERICA      2,128,684      2,187,093     (2.7)
         PACIFIC              635,024        503,285     26.2


AVAILABLE SEAT MILES
(000)
 SYSTEM                    15,281,781     15,998,714     (4.5) %
         D.O.T. DOMESTIC    9,625,530     10,414,058     (7.6)
         INTERNATIONAL      5,656,251      5,584,656      1.3
         ATLANTIC           2,326,666      2,248,372      3.5
         LATIN AMERICA      2,569,742      2,712,580     (5.3)
         PACIFIC              759,843        623,704     21.8


LOAD FACTOR
 SYSTEM                          87.0  %        85.1 %    1.9 Pts
         D.O.T. DOMESTIC         88.2           85.8      2.4
         INTERNATIONAL           85.0           83.8      1.2
         ATLANTIC                87.9           88.6     (0.7)
         LATIN AMERICA           82.8           80.6      2.2
         PACIFIC                 83.5           80.6      2.9

PASSENGERS BOARDED          9,191,536      9,550,233     (3.8) %

SYSTEM CARGO TON MILES(000)   190,045        178,689      6.4  %




            AMERICAN AIRLINES PASSENGER DIVISION
           COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
                  EXCLUDES CHARTER SERVICES

                                  YEAR-TO-DATE JULY
                              2006        2005     CHANGE
REVENUE PASSENGER MILES (000)
  SYSTEM                   83,143,528     81,643,235      1.8  %
         D.O.T. DOMESTIC   54,444,780     54,363,565      0.1
         INTERNATIONAL     28,698,748     27,279,669      5.2
         ATLANTIC          11,756,807     11,282,953      4.2
         LATIN AMERICA     13,187,153     12,919,737      2.1
         PACIFIC            3,754,788      3,076,979     22.0


AVAILABLE SEAT MILES
(000)
  SYSTEM                  102,591,954    103,744,836     (1.1) %
         D.O.T. DOMESTIC   65,707,331     68,100,905     (3.5)
         INTERNATIONAL     36,884,623     35,643,931      3.5
         ATLANTIC          14,557,717     13,656,000      6.6
         LATIN AMERICA     17,506,875     18,094,414     (3.2)
         PACIFIC            4,820,031      3,893,517     23.8

LOAD FACTOR
  SYSTEM                         81.0 %         78.6  %   2.4 Pts
         D.O.T. DOMESTIC         82.8           79.8      3.0
         INTERNATIONAL           77.8           76.5      1.3
         ATLANTIC                80.7           82.6     (1.9)
         LATIN AMERICA           75.3           71.4      3.9
         PACIFIC                 77.8           79.0     (1.2)

PASSENGERS BOARDED         58,732,934     58,048,055      1.2  %


SYSTEM CARGO TON MILES(000) 1,273,137      1,276,290     (0.2) %



                             ###
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 Current AMR Corp. releases can be accessed on the Internet.
              The address is http://www.aa.com